EXHIBIT 1.A.(5)(d)

                   DOLLAR COST AVERAGING ENDORSEMENT (PES102)

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                           PFL LIFE INSURANCE COMPANY
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                                   ENDORSEMENT
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This Endorsement is made a part of the Policy to which it is attached.

DOLLAR COST       We will automatically transfer pre-determined amounts from the
AVERAGING         designated Account to any other Subaccount in accordance with the Owner's current allocation instructions. The transfers will be made on a monthly basis and under the following conditions:

                  1. We must receive proper written election of this option on a form provided by Us;
                  2. The entire Initial Premium must be allocated to the designated Dollar Cost Averaging Account;
                  3. No less than the designated amount for this option on the date Dollar Cost Averaging begins may be transferred each month.

                  The first transfer will occur on the Monthiversary following the Policy Date. Each transfer which occurs under the Dollar Cost Averaging option will be without charge and will not be counted toward the number of transfers allowed without charge under the Policy.

                  Dollar Cost Averaging will terminate if We receive:

                  1. Written instruction from the Owner for cancellation;
                  2. Election to participate in any Asset Rebalancing Program;
                     or
                  3. Notification of election to participate in any asset
                     allocation service provided by a third party.

                  We reserve the right to discontinue, modify or suspend Dollar Cost Averaging at any time following prior written notification to all policyowners.

Except as otherwise set forth above, this Endorsement is subject to the exclusions, definitions and provisions of the Policy.

Signed for Us at Our Office in Cedar Rapids, Iowa.


        /s/ CRAIG D. VERMIE                      /s/ WILLIAM L. BUSLER
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              Secretary                                 President